UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 31, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

On December 31, 2013, Magellan Health Services, Inc. (the “Company”) closed the previously-announced stock purchase agreement (the “Stock Purchase Agreement”) under which it agreed to acquire a 65% equity interest in AlphaCare Holdings, Inc. (“AlphaCare Holdings”), the holding company for AlphaCare of New York, Inc. (“AlphaCare”), a Health Maintenance Organization (“HMO”) in New York that operates a New York Managed Long-Term Care Plan (“MLTCP”) in Bronx, New York, Queens, Kings and Westchester Counties, and Medicare Plans in Bronx, New York, Queens and Kings Counties.  The closing followed receipt of approval of the acquisition of control of AlphaCare by the Company by the New York State Department of Health.

AlphaCare began enrolling MLTCP members as of August 1, 2013.

The Company previously held a 7% equity interest in AlphaCare through a previous equity investment of $2 million in preferred membership units of AlphaCare’s previous holding company, AlphaCare Holdings, LLC, on May 17, 2013.  The Company also previously loaned $6 million to AlphaCare Holdings, LLC.  As part of the closing of the Stock Purchase Agreement, AlphaCare Holdings, LLC was reorganized into a Delaware corporation, the preferred membership units and the loan were converted into Series A Participating Preferred Stock (“Series A Preferred”) of AlphaCare Holdings and the Company purchased an additional $17.4 million of Series A Preferred.

The parties have also agreed that if AlphaCare requires additional capital in 2014 as it increases its membership, the Company and the other shareholder of AlphaCare Holdings will have the right to subscribe for a pro rata portion of a Series B Preferred Stock of AlphaCare Holdings, the terms and purchase price of which have been agreed upon by the parties.  The Company will also have an option to purchase the remaining portion of the AlphaCare Holdings stock at a price determined by an agreed upon formula beginning on January 1, 2017.  The minority shareholder of AlphaCare Holdings will also have the right to sell its interest to Magellan or to AlphaCare Holdings beginning on January 1, 2017 at the same agreed upon formula, and will have the additional right, subject to certain operating conditions, to sell 50% of its interest in AlphaCare Holdings to Magellan or AlphaCare Holdings prior to January 1, 2017 at a price determined by a different agreed upon formula.

The Company will also enter into various service agreements with AlphaCare Holdings on prescribed terms and to provide certain clinical and administrative services to AlphaCare.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: December 31, 2013	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer